Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of May 12, 2025 (the “Execution Date”), by and between (i) TPC INVESTMENTS III LP, a Delaware limited partnership (the “Investor”) and (ii) CLEARPOINT NEURO, INC., a Delaware corporation (the “Company”). The Investor and the Company are referred to herein, collectively, as the “Parties” and each, individually, as a “Party”.

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, each of the Parties (or their respective Affiliates (as defined in the Note Purchase Agreement)) have executed that certain Note Purchase Agreement with each of the other signatories thereto (the “Note Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Note Purchase Agreement; and

WHEREAS, in consideration of and in connection with the Note Purchase Agreement, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, the Company desires to sell, and the Investor desires to purchase, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the Parties agree as follows:

Section 1
Purchase and Sale of Shares.
(a)
Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, at the Closing (as defined below) that number of shares of Common Stock set forth opposite the Investor’s name on Exhibit A, at a purchase price of $12.69 per share for an aggregate purchase price of $3,500,003.52 (the “Purchase Price”). The shares of Common Stock issued to the Investor at the Closing pursuant to this Section 1 shall be referred to in this Agreement as the “Shares.”
(b)
The purchase and sale of Shares pursuant to this Section 1 shall take place remotely via the exchange of documents and signatures on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Investor (which time and place are designated as the “Closing”).

(c)
At the Closing, the Company shall deliver to the Investor a certificate or evidence of book-entry position (as determined by the Investor) with the Company’s transfer agent representing the Shares being purchased by the Investor at the Closing against payment of the purchase price therefor by wire transfer to an account designated by the Company in immediately available funds.
Section 2
Participation Rights.
(a)
From the Execution Date and until December 31, 2026, if the Company proposes to undertake an offering of shares of Common Stock, or any instruments convertible into shares of Common Stock, which, when considered as part of any broader related transaction or transactions, as applicable, is primarily for capital raising purposes (excluding any issuances of Common Stock or instruments convertible into shares of Common Stock made (i) in connection with a collaboration, technology license, development or other similar agreement or strategic acquisition or partnership, or (ii) pursuant to an at the market offering program, including pursuant the At-The-Market Equity Offering Sales Agreement, dated November 7, 2024, by and between the Company and Stifel, Nicolaus & Company (such proposed offering, an “Offering”), the Company shall, within a reasonable period of time preceding the consummation of the Offering, provide written notice to the Investor of such Offering, including the material proposed terms of such offering (the “Offer Notice”).
(b)
The Investor will be granted the opportunity, but not the obligation, to purchase shares of Common Stock, or such instruments convertible into shares of Common Stock, as applicable, to be sold in such Offering (without regard to the exercise of any over-allotment option) at the same price per security at which the securities offered in the offering are being offered to Investor, before excluding underwriters’ discounts and commissions or placement agent fees, as applicable (the “Offering Price”) and otherwise on terms at least as favorable as those granted to any other participant in the Offering, that would in the aggregate (and collectively among all Investor) equal a purchase price of up to $1.5 million (such right, the “Offering Participation Right”). The Offering Participation Right shall terminate and expire on the earlier to occur of: (i) December 31, 2026 and (ii) the date on which the Offering Participation Right has been exercised in full.

(c)
If an Investor desires to exercise its Offering Participation Right, then the Investor must provide a written notice to the Company by not later than 4:00 p.m. (New York City time) on the fifth (5th) business day following its receipt of the Offer Notice, stating the dollar amount of the Investor’s elected participation. If the Company receives no such notice from the Investor within the time period set forth herein, the Investor shall be deemed to have notified the Company that it does not elect to exercise its Offering Participation Right and the Company shall be free to sell such securities in the Offering. The Offer Notice shall describe in reasonable detail the proposed terms of such Offering, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Offering is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.
(d)
Notwithstanding the foregoing, in the event that (i) the Company is advised by the Commission, the Financial Industry Regulatory Authority (“FINRA”), any securities exchange on which the Company’s shares are traded or any other regulatory body (or any of their staffs), or (ii) outside legal counsel for the Company reasonably determines, after consulting with legal counsel to the Investor, that the offering or sale of such securities to the Investor as described in this Section 2 would violate any applicable federal or state securities laws or the applicable rules or regulations of the Commission, FINRA, such securities exchange, or any other applicable regulatory body, then no Investor shall be entitled to exercise its Offering Participation Right with respect to such Offering.
(e)
The Company and the Investor hereby acknowledge that: (i) all offers to be made to the Investor pursuant to this Agreement shall be conducted in compliance with all federal and state securities laws and regulations and all applicable rules, regulations and policies of the Commission, any securities exchange on which the Company’s shares are traded, or any other regulatory body; (ii) nothing in this Section 2 constitutes an offer or the commitment by any person to purchase any securities in any offering, and (iii) the rights of the Investor under this Section 2 to purchase securities in an offering will be conditioned upon the completion of any such Offering.
Section 3
Closing Deliverables.

(a)
At or prior to the Closing, the Company shall deliver or cause to be delivered to the Investor the following:
(i)
this Agreement duly executed by the Company;
(ii)
the Prospectus Supplement (as defined below) (which may be delivered in accordance with Rule 172 under the Securities Act);
(iii)
a copy of the irrevocable instructions to the transfer agent of the Company instructing the transfer agent to deliver the Shares to the Investor;
(iv)
a certificate, dated as of the date of the Closing, duly executed and delivered by an authorized officer of the Company, certifying that the condition to the Closing set forth in Section 3(a)(i) of this Agreement have been fulfilled;
(v)
a certificate, dated as of the date of the Closing, duly executed and delivered by the Secretary of the Company, as to (A) resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby; (B) the incumbency and signatures of the Company’s officers authorized to act with respect to this Agreement and (C) the full force and validity of the Company’s certificate of incorporation and bylaws, each as amended to date, and copies thereof;
(vi)
a copy of a good standing certificate of the Company, dated as of a date reasonably close to the date of the Closing;
(vii)
a legal opinion of Company Counsel substantially in the form reasonably acceptable to the Investor;
(viii)
the Company’s wire instructions; and
(ix)
the Shares.
(b)
At or prior to the Closing, the Investor will deliver to the Company (i) this Agreement duly executed by the Investor and (ii) the portion of the Purchase Price set forth opposite the Investor’s name on Exhibit A hereto.

Section 4
Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the Execution Date and the Closing that:
(a)
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Change;
(b)
This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;
(c)
The Shares have been duly authorized and reserved for issuance and when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than liens or encumbrances created by or imposed by an Investor (if any), and the issuance of the Shares is not subject to any preemptive or similar rights, except as have been validly waived or complied with in connection with the offering of the Shares. The Company has prepared and filed a registration statement on Form S-3 (File No. 333-275476) (the “Registration Statement”) in conformity with the requirements of the Securities Act, which became effective on November 20, 2023, including the base prospectus included therein (including all information, documents and exhibits filed with or incorporated by reference into such base prospectus, the “Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Registration Statement is effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus therein has been issued by the Commission, and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company shall file a prospectus supplement with respect to the Shares sold hereunder (the “Prospectus Supplement”) with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(d)
The issuance and sale of the Shares and the compliance by the Company with this Agreement will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which such any of their properties or assets are bound; (ii) result in any violation of the provisions of the Company’s certificate of incorporation or bylaws; or (iii) result in any violation of any federal, state, local or foreign statute or any judgment, order, rule or regulation of any court or Governmental Authority (as defined in the Note Purchase Agreement), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change;
(e)
Other than (i) as may be required under the Securities Act of 1933, as amended (the “Securities Act”), the rules of FINRA or state securities or blue sky laws, (ii) the filing of one or more Current Reports on Form 8-K, and (iii) the filing of a notice of change with Nasdaq, if required, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Authority or stock exchange, nor expiration or termination of any statutory waiting period, is necessary for the execution, delivery or performance by the Company of or under this Agreement or the Note Documents (as defined in the Note Purchase Agreement) or the consummation by the Company of the transactions contemplated by this Agreement or the Note Documents, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change;
(f)
The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on Nasdaq. The Company is in compliance in all material respects with applicable Nasdaq continued listing requirements and the Company has taken no action designed to and has no knowledge of any facts that would have the effect of or reasonably be expected to lead to delisting of the Common Stock from Nasdaq or the termination of the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and, other than as disclosed in the SEC Filings (as defined below), has not received any notification that the Commission or Nasdaq is contemplating such delisting or termination;
(g)
Since January 1, 2024, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
(h)
The representations and warranties being made by the Company and the other Obligors (as defined in the Note Purchase Agreement) in the Note Purchase Agreement are true and correct in all respects (except for any representation that is qualified by materiality, in which case such representation is true and correct in all material respects); and
(i)
Except as otherwise disclosed to the Investor or sales in connection with the payment or withholding of income taxes due to the vesting/settlement of equity awards, the Company is not aware of any pending, planned or contemplated significant sale or other disposition of shares of Common Stock by any of the Company’s Affiliates, including any of its Section 16 officers and directors and their family members or Affiliates.
Section 5
Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the Execution Date and the Closing that:
(a)
(i) At the time it was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, (ii) it is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting the Investor’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws), (iii) it is acquiring the Shares hereunder in the ordinary course of its business, (iv) it has had such opportunity as it has deemed adequate to ask questions of the Company and its representatives and to otherwise obtain from the Company such information regarding the Company, along with copies of all information from the Company that it deems necessary to permit it to evaluate the merits of entering into this Agreement, and (v) it has such knowledge, sophistication and experience in business and financial matters to be able to evaluate the merits, risks and other considerations relating to the transactions contemplated by this Agreement;
(b)
It acknowledges that it has had the opportunity to review the this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (including all exhibits and schedules thereto), the Registration Statement, the Prospectus and the SEC Filings and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;
(c)
It is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law;
(d)
The execution, delivery and performance by the Investor of this Agreement do not (a) contravene (i) the certificate of incorporation or bylaws or other organizational or constitutive documents of the Investor or the organizational documents of any of its subsidiaries, (ii) any court decree or order binding on or affecting the Investor or any of its subsidiaries or (iii) any law or governmental regulation binding on or affecting the Investor or any of its subsidiaries; or (b) result in a default under any contract, agreement, or instrument binding on or affecting the Investor or any of its subsidiaries;
(e)
No authorization or approval, clearance or other action by, and no notice to or filing with, any Governmental Authority or other person (other than those that have been, or as of the Closing will be, duly obtained or made and which are, or as of the Closing will be, in full force and effect) is required for the due execution, delivery or performance by the Investor of this Agreement; and

(f)
Other than consummating the transactions contemplated hereunder, it has not, nor has any Person acting on behalf of or pursuant to any understanding with it, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
Section 6
Covenants of the Parties.
(a)
The Company covenants that the Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than liens or encumbrances created by or imposed by the Investor.
(b)
The Company shall use its reasonable best efforts to maintain listing of Common Stock on each securities exchange on which the Common Stock is listed on the Execution Date. The Company shall apply to list or quote all of the Shares on such securities exchange and promptly secure the listing of all of the Shares on such securities exchange. The Company will comply in all respects with the Company’s reporting, filing and other obligations under its bylaws or rules of such securities exchange.
(c)
The Investor and the Company shall each take all actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(d)
The Investor covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including short sales of any of the Company’s securities during the period commencing with the Execution Date and ending at the open of trading on May 15, 2025. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of the existence and terms of this Agreement and the transactions contemplated hereby.
Section 7
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) at the time of transmission if sent by facsimile or e-mail (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7).

If to the Investor:	CALW SA LLC c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019 Attention: Kristian Wiggert Telephone: (202) 257-5850 Email: kwiggert@oberlandcapital.com
If to the Company:	ClearPoint Neuro, Inc. 120 S Sierra Ave. Suite 100 Solana Beach, California 92075 Attn: Ellisa Cholapranee Telephone: 858-306-9428 E-mail: echolapranee@clearpointneuro.com

Section 8
Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 9
Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. The Company may not assign (including through a merger) or transfer any of its rights or obligations under this Agreement without the prior written consent of the Investor. The Investor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Company, except that the Investor may assign any of its rights or obligations under this Agreement (i) to any Affiliate of the Investor or any fund or investment vehicle managed by the Investor or an Affiliate of the Investor or under common management with the Investor and (ii) after the occurrence and during the continuance of an Event of Default (as defined in the Note Purchase Agreement), to any Person. Any assignment or transfer in violation of this Section 9 shall be null and void ab initio.
Section 10
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
Section 11
Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 12
Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Investor. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 13
Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 14
Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 15
Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such Party has considered the implications of this waiver; (c) such Party makes this waiver voluntarily; and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 15.
Section 16
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which will have the same legal effect as delivery of an original signed copy of this Agreement.
Section 17
No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
Section 18
[Reserved].
Section 19
Termination. This Agreement shall terminate concurrently with and upon the termination of the Note Purchase Agreement pursuant to Section 9.1 thereof. Nothing contained in this Section 19 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other party of its obligations under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement on the Execution Date.

TPC INVESTMENTS III LP

By: /s/ David Dubinsky

Name: David Dubinsky

Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement on the Execution Date.

CLEARPOINT NEURO, INC.,

a Delaware corporation

By: /s/ Danilo D'Alessandro

Name: Danilo D'Alessandro

Title: Chief Financial Officer

EXHIBIT A

Name of Investor	Shares Purchased	Total Purchase Price ($)
TPC INVESTMENTS III LP	275,808	$3,500,003.52